Exhibit 10.20

                           CHANGE IN CONTROL AGREEMENT
                           MONTEREY BAY BANCORP, INC.
                                MONTEREY BAY BANK

         This AGREEMENT is made effective as of March 22, 2002, by and between Monterey Bay Bancorp, Inc. ("Company"), a corporation organized under the laws of the State of Delaware, with its principal executive offices located at 567 Auto Center Drive, Watsonville, California, 95076; and Monterey Bay Bank ("Association"), a federally chartered savings and loan association, a wholly-owned subsidiary of the Company, and Susan M. Carlson ("Executive").

         WHEREAS, the Company and Association wish to assure both themselves and their key employees of continuity of management and objective judgment in the event of a threatened or actual change in control of the Company or Association, and to induce its key employees to remain employed by the Company or Association in the event of a threatened or actual change in control of the Company or Association, and

         WHEREAS, the Boards of Directors of the Company and / or the Association have determined that Executive is a key employee of the Company and / or Association and an integral part of its management; and

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits that the Executive reasonably could expect to receive in the absence of a threatened or actual change in control of the Company or Association, and this Agreement accordingly will be operative only upon circumstances relating to a change in control of the Company or Association, as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.       TERM OF AGREEMENT.

         The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twelve (12) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Boards of Directors ("Board") of the Company and Association may extend this Agreement for an additional twelve months. The Boards of Directors will review this Agreement at least annually for purposes of determining whether to extend this Agreement and shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

2.       CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control of the Company or Association (as herein defined) followed at any time during the term of this Agreement or for six months thereafter by the termination of Executive's employment, other than for Termination for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply.

         (b) For purposes of this Agreement, a "Change in Control" of the Company or Association shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Company or Association within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor or successor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Boards of Directors shall substitute their judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Association representing 25% or more of the Association's or the Company's outstanding securities except for any securities of the Association purchased by the Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Company or Association, or (B) individuals who constitute the Boards of Directors on the date hereof (the "Incumbent Boards") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Boards, or whose nomination for election by the Company's or Association's stockholders was approved by the same Nominating Committees serving under Incumbent Boards, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Boards, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or Association or similar transaction occurs in which the Company or Association is not the resulting entity, or (D) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Association with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company or the Association shall be distributed, or (E) a tender offer is made for 25% or more of the voting securities of the Company or Association then outstanding.

         (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's intentional failure to perform stated duties, personal dishonesty, incompetence, unsatisfactory job performance as voted by at least a three-fourths majority of the Boards, willful misconduct, any breach of fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, the use of drugs or alcohol that interferes with the Executive's performance of his job duties, any unlawful conduct by Executive injurious to the interest, property, operations, business or reputation of the Company or Association, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Boards of Directors at meetings of the Boards of Directors called and held for that purpose, finding that in the good faith opinion of the Boards of Directors, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination For Cause and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

3.       TERMINATION BENEFITS.

         (a) If within six (6) months following the date a Change in Control has occurred or the Boards of Directors have determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in Sections 3(b) and 3(c) upon: (1) Executive's termination by the Company or Association, other than for Termination for Cause, or (2) a material detrimental alteration in authority or responsibility, demotion, loss of title, or (3) material reduction in annual compensation or benefits, with material reduction defined as 5.00% or more, or (4) relocation of Executive's principal place of employment by more than thirty (30) miles from its prior location.

         (b) If the Executive becomes eligible for benefits under Section 3(a) above, the Company or Association shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to six (6) months of the Executive's then current annual compensation. Such annual compensation shall include base salary, auto allowance, any bonuses in the form of cash or stock grants paid or to be paid to Executive in any such year, and the amount of benefits paid or accrued to Executive pursuant to any qualified or non-qualified employee benefit plan maintained by the Company or Association in any such year. At the election of Executive which election is to be made prior to a Change in Control, such payment may be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of this Agreement. This Agreement specifically states that no benefits will be "grossed up" or otherwise adjusted to reflect the personal income tax consequences to or personal income tax liabilities of Executive.

         (c) If the Executive becomes eligible for benefits under Section 3(a) above, the Company or Association shall cause to be continued medical, dental, vision, short term disability, and long term disability coverage substantially similar to the coverage maintained by the Company or Association for Executive prior to his severance, except to the extent such coverage may be changed in its application to all Company or Association employees. Such coverage and payments shall cease upon expiration of six (6) full calendar months following the Date of Termination.

         (d) Notwithstanding the preceding provisions of this Section 3, in the event that:

                  (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereof, (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (excluding such reduction) minus the amount of tax required to be paid by the Executive thereon by
                           Section 4999 of the Code,

then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined solely by the Executive at Executive's discretion.

         (e)  If  the   Executive's   employment  is  terminated  by  reason  of
Executive's voluntary resignation, all of the Company's and Association's obligations hereunder shall terminate upon the date the Executive ceases to be employed as a result of such voluntary resignation. Executive shall be entitled to no additional compensation beyond that generally available to all or substantially all of the full-time employees of the Company or Association at that time, and Executive shall only be entitled to that compensation and benefits earned and vested at the date of such voluntary resignation.

4.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Company, Association, or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

5.       SOURCE OF PAYMENTS.

         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Association. Further, the Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amount and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid and provided by the Company.

6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior Change In Control Agreement or similar agreement between the Company or Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

         Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Company or Association, or shall impose on the Company or Association any obligation to employ or retain Executive in its employ for any period. Neither the Executive nor the Company or Association is bound to continue the employment relationship if either chooses, at its will, to end the relationship and terminate this Agreement at any time.

7.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Company and Association and their respective successors and assigns.

8.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REQUIRED REGULATORY PROVISIONS.

         (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(E)(3) or (g)(1)), the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion reinstate (in whole or in part) any of the obligations which were suspended.

         (b) If Executive is removed and/or permanently prohibited from participation in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(c)(4) or (g)(1)), all obligations of the Association or Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive, the Company, or Association shall not be affected.

         (c) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all Obligations of the Association or Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive, the Company, or the Association shall not be affected.

         (d) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or
(ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (e) Any  payments  made to  Executive  pursuant to this  Agreement,  or
otherwise,   are   subject  to  and   conditioned   upon   compliance   with  12
U.S.C.ss.1828(k) and any rules and regulations promulgated thereunder.

10.      REINSTATEMENT OF BENEFITS UNDER SECTION 9(a).

         In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Section 9(a) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Association will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Association's receipt of a dismissal of charges in the Notice.

11.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, except to the extent preempted by Federal law.

14.      ARBITRATION.

         In the event there is any dispute arising out of this Agreement, the Executive, Company, and Association agree to submit such dispute to binding arbitration in accordance with the terms of the Alternative Dispute Resolution Agreement set forth in Appendix A to this Agreement and incorporated herein.

15.      PAYMENT OF COSTS AND LEGAL FEES.

                  In the event of any dispute between the parties regarding the interpretation or enforcement of this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such dispute and its reasonable fees of attorneys, accountants, and expert witnesses incurred by such party in connection therewith. As used in this paragraph, "prevailing party" shall mean the party, if any, in whose favor substantially all of the material issues have been decided.

16.      INDEMNIFICATION.

         The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Company's certificate of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a Director or Officer of the Company or Association (whether or not he continues to be a Director or Officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys' fees, and the cost of reasonable settlements.

17.      SUCCESSOR TO THE COMPANY.

         The Company and Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company or the Association, expressly and unconditionally to assume and agree to perform the Company's and Association's obligations under this Agreement, in the same manner and to the same extent that the Company and Association would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

         IN WITNESS WHEREOF, Monterey Bay Bancorp, Inc. and Monterey Bay Bank have caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 22nd day of March, 2002.


ATTEST:                                         MONTEREY BAY BANCORP, INC.


By:      /s/ Mary Anne Carson                   By:      /s/ C. Edward Holden
         --------------------                            --------------------
         Mary Anne Carson                                C. Edward Holden
         Corporate Secretary                             Chief Executive Officer
                                                         President


ATTEST:                                         MONTEREY BAY BANK


By:      /s/ Mary Anne Carson                   By:      /s/ C. Edward Holden
         --------------------                            --------------------
         Mary Anne Carson                                C. Edward Holden
         Corporate Secretary                             Chief Executive Officer
                                                         President


WITNESS:                                        EXECUTIVE


By:      /s/ Mark R. Andino                     By:      /s/ Susan M. Carlson
         ------------------                              --------------------
         Mark R. Andino                                  Susan M. Carlson
         Witness                                         Executive

                                   APPENDIX A

                         ALTERNATIVE DISPUTE RESOLUTION

I.       AGREEMENT TO ARBITRATE

         In the event that any employment dispute arises between Monterey Bay Bancorp, Inc, ("Company"), Monterey Bay Bank ("Association") and Susan
         M. Carlson ("Executive"), the parties involved will make all efforts to resolve any such dispute through informal means. If these informal attempts at resolution fail and if the dispute arises out of or is related to a breach of the parties' Employment Agreement, the termination of employment or alleged unlawful discrimination, Company, Association, and Executive will submit the dispute to final and binding arbitration.

         By accepting employment with the Company or Association, Executive agrees that arbitration is the exclusive remedy for all such arbitrable disputes; with respect to such disputes, no other action may be brought in court or any other forum (except actions to compel arbitration hereunder). THIS ALTERNATIVE DISPUTE RESOLUTION ("ADR")AGREEMENT IS A WAIVER OF THE PARTIES' RIGHTS TO A CIVIL COURT ACTION FOR A DISPUTE RELATING TO TERMINATION OF EMPLOYMENT OR ALLEGED UNLAWFUL DISCRIMINATION, WHICH INCLUDES RETALIATION OR SEXUAL OR OTHER UNLAWFUL HARASSMENT; ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

         Employment disputes arising out of or related to termination of employment or alleged unlawful discrimination, including retaliation, sexual or other unlawful harassment, shall include, but not be limited to, the following: alleged violations of federal, state and/or local constitutions, statutes or regulations; claims based on any purported breach of contractual obligation, including breach of the covenant of good faith and fair dealing; and claims based on any purported breach of duty arising in tort, including violations of public policy. Disputes related to workers' compensation and unemployment insurance are not arbitrable hereunder. Claims for benefits covered by a separate benefit plan that provides for arbitration are not covered by this ADR Agreement. Claims that are filed with or are being processed by the U.S. Equal Employment Opportunity Commission ("EEOC"), or that are brought under Title VII of the Civil Rights Act of 1964, as amended, are not arbitrable under this Agreement, except that the parties may agree in writing to do so with respect to each such dispute that may arise.

II.      ARBITRATION PROCEDURES

         A. Attempt At Informal Resolution Of Disputes

         Prior to submission of any dispute to arbitration, Company, Association, and Executive shall attempt to resolve the dispute informally through mediation. Company, Association, and Executive will select a mediator from a list provided by the State Mediation and Conciliation Service or other similar agency who will assist the parties in attempting to reach a settlement of the dispute. The mediator may make settlement suggestions to the parties but shall not have the power to impose a settlement upon them. If the dispute is resolved in mediation, the matter shall be deemed closed. If the dispute is not resolved in mediation and goes to the next step (binding arbitration), any proposals or compromises suggested by either of the parties or the mediator shall not be referred to or have any bearing on the arbitration procedure. The mediator cannot also serve as the arbitrator in the subsequent proceeding unless all parties expressly agree in writing.

         B. Request for Arbitration

         Should Company, Association, or Executive wish to pursue arbitration of any arbitrable dispute, Company, Association, Executive or its/his representative must submit a written "Request For Arbitration" to the other party with (1) year of the alleged conduct giving rise to the dispute. If the "Request For Arbitration" is not submitted in accordance with the aforementioned time limitations, the party will not be able to bring its/his claims to this or any other forum. Unless otherwise required by law, the "Request For Arbitration" shall clearly state it is "Request For Arbitration" at the beginning of the first page and includes the following information: (1) a factual description of the dispute in sufficient detail to advise the other party of the nature of the dispute, (2) the date when the dispute first arose, and
         (3) the relief requested by requesting party.

         A Request for Arbitration must be mailed to the other party's last known address or hand-delivered to that party. The party to whom the Request for Arbitration is directed will respond within thirty (30) days so that the parties can begin the process of selecting an Arbitrator. Such response may include any counterclaims.

         C. Selection Of The Arbitrator

         All disputes will be resolved by a single Arbitrator, selected through and under the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" as amended and effective June 1, 1997.

         D. The Arbitrator's Authority

         The Arbitrator shall have the powers enumerated below:

         1.       Ruling  on  motions   regarding   discovery,   and  ruling  on
                  procedural   and   evidentiary   issues   arising  during  the
                  arbitration.

         2. Ruling on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure.

         3. Issuing protective orders on the motion of any party or third party witness, such protective orders may include, but are not limited to, sealing the record of the arbitration, in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award), to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.

         4. Determining only the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request For Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated.

         E. Discovery

         The discovery process shall proceed and be governed, consistent with the standards of the Federal Rules of Civil Procedure, as follows:

         1. Unless otherwise required by law, parties may obtain discovery by any of the following methods:

                  a.       Depositions   of  non-expert   witnesses   upon  oral
                           examination, five (5) per side as of right, with more permitted if leave is obtained from the Arbitrator;

                  b. Written interrogatories, up to a maximum combined total of twenty (20), with the responding party having twenty (20) days to respond;

                  c. Request for production of documents or things or permission to enter upon land or other property for inspection, with the responding party having twenty
                           (20) days to produce the documents and allow entry or to file objections to the request;

                  d. Physical and mental examination, in accordance with Federal Rule of Civil Procedure 35(a); and

                  e. Any motion to compel production, answers to interrogatories or entry onto land or property must be made to the Arbitrator within fifteen (15) days of receipt of objections.

         2. To the extent permitted by the Federal Arbitration Act or applicable California law, each party shall have the right to subpoena witnesses and documents during discovery and for the arbitration.

         3.       All discovery  requests  shall be submitted no less than sixty
                  (60) days before the hearing date.

         4. The scope of discoverable evidence shall be in accordance with Federal Rule of Civil Procedure 26(b)(1).

         5.       The   Arbitrator   shall  have  the  power  to   enforce   the
                  aforementioned discovery rights and obligations by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can or may be imposed in like circumstances in a civil action by a federal court under the Federal Rules of Civil Procedure.

         F. Hearing Procedure

         The hearing shall proceed according to the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" as amended and effective June 1, 1997, with the following amendments:

                  1. The Arbitrator shall rule at the outset of the arbitration on procedural issues that bear on whether the arbitration is allowed to proceed.

                  2. Each party has the burden of proving each element of its claims or counterclaims, and each party has the burden of proving any of its affirmative defenses.

                  3. In addition to, or in lieu of closing argument, either party shall have the right to present a post-hearing brief, and the due date for exchanging any post-hearing briefs shall be mutually agreed on by the parties and the Arbitrator.

         G. Substantive Law

                  1. The parties agree that they will be afforded the identical legal equitable, and statutory remedies as would be afforded them were they to bring an action in a court of competent jurisdiction.

                  2. The applicable substantive law shall be the law of the State of California or federal law. If both federal and state law are applicable to a cause of action, Executive shall have the right to elect his choice of law. Choice of substantive law in no way affects the procedural aspects of the arbitration, which are exclusively governed by the provisions of this ADR Agreement.

         H. Opinion And Award

         The Arbitrator shall issue a written opinion and award, in conformance with the following requirements:

                  1. The opinion and award must be signed and dated by the Arbitrator.

                  2. The Arbitrator's opinion and award shall decide all issues submitted.

                  3. The Arbitrator's opinion and award shall set forth the legal principles supporting each part of the opinion.

                  4. The Arbitrator shall have the same authority to award remedies, damages and costs as provided to a judge and/or jury under parallel circumstances.

         I. Enforcement Of Arbitrator's Award

         Following the issuance of the Arbitrator's decision, any party may petition a court to confirm, enforce, correct or vacate the Arbitrator's opinion and award under the Federal Arbitration Act, and/or applicable California law.

         J. Fees And Costs

         Unless otherwise required by law, fees and costs shall be allocated in the following manner:

                  1.       Each  party   shall  be   responsible   for  its  own
                           attorneys' fees, except as otherwise provided by law.

                  2. The Company or Association shall pay the entire cost of the arbitrator's services, the facility in which the arbitration is to be held, and any similar costs, except that Executive shall contribute toward these costs an amount equal to the then-current filing fee in California Superior Court charged for filing a complaint or for first appearing, whichever is lower.

                  3. The Company or Association shall pay the entire cost of a court reporter to transcribe the arbitration proceedings. Each party shall advance the cost for said party's transcript of the proceedings. Each party shall advance its own costs for witness fees, service and subpoena charges, copying, or other incidental costs that each party would bear during the course of a civil lawsuit.

                  4.       Each  party  shall  be  responsible   for  its  costs
                           associated with discovery, except as required by law or court order.

III.     SEVERABILITY

         In the event that any provision of this ADR Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, such term or provision shall be enforced to the extent permissible under the law and all remaining terms and provisions of this ADR Agreement shall continue in full force and effect.


DATED:  March 22, 2002                      By:      /s/ Susan M. Carlson
                                                     --------------------
                                                     Susan M. Carlson
                                                     Executive


                                                     MONTEREY BAY BANK

DATED:  March 22, 2002                      By:      /s/ C. Edward Holden
                                                     --------------------
                                                     C. Edward Holden
                                                     Chief Executive Officer
                                                     President


                                                     MONTEREY BAY BANCORP, INC.

DATED:  March 22, 2002                      By:      /s/ C. Edward Holden
                                                     --------------------
                                                     C. Edward Holden
                                                     Chief Executive Officer
                                                     President